As filed with the Securities and Exchange Commission on January 25, 2013
Registration Nos. 033-17066
_______________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
Registration Statement Under
The Securities Act Of 1933

DIAL GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	95-3980449 (I.R.S. Employee Identification Number)

220 West 42nd Street
New York, NY 10036
(212) 967-2888
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

1984 Non-Qualified Stock Option Plan
(Full Title of Plan)
______________________________

Spencer Brown
Principal Executive Officer
220 West 42nd Street
New York, NY 10036
(212) 967-2888
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, or Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 033-17066) filed on September 8, 1987 and the Post-Effective Amendment No. 1 filed on September 22, 1988 (as amended, the “Registration Statement”), each by Dial Global, Inc. (the “Company”), which was formerly known as Westwood One, Inc.. The Registration Statement registered 750,000 shares of the Common Stock authorized for issuance pursuant to the potential exercise of stock options issued under the 1984 Non-Qualified Stock Option Plan (the “Plan”).
This Post-Effective Amendment No. 2 hereby terminates the Registration Statement and removes from registration any securities registered thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 25th day of January, 2013.

Dial Global, Inc. By:/s/ Spencer Brown
Name: Spencer Brown Title: Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Neal A. Schore	Chairman of the Board	January 25, 2013
/s/ Spencer Brown	Principal Executive Officer and Director	January 25, 2013
/s/ Jean B. Clifton	Principal Financial Officer and Principal Accounting Officer	January 25, 2013
/s/ Andrew Salter	Vice Chairman of the Board	January 25, 2013
/s/ B. James Ford	Director	January 25, 2013
/s/ Jonathan I. Gimbel	Director	January 25, 2013
/s/ Jules Haimovitz	Director	January 25, 2013
/s/ H. Melvin Ming	Director	January 25, 2013
/s/ Peter E. Murphy	Director	January 25, 2013
/s/ Mark R. Stone	Director	January 25, 2013